                                                                    EXHIBIT 10.3


                        INCENTIVE STOCK OPTION AGREEMENT


This Agreement is made by and between CONTINUUS SOFTWARE CORPORATION, a California corporation ("Company") and ______________ ("Optionee") as of the ____ day of _____________ ("Grant Date") with respect to the following facts:

        A. The Company has adopted and the shareholders of the Company have approved the Continuus Software Corporation Employee Stock Option Plan ("Plan") pursuant to which the Company is authorized to grant stock options to employees of the Company;

        B.     Optionee has received and reviewed a copy of the Plan; and

        C.     Optionee is an employee of the Company.

Now, therefore, in consideration of the premises and intending to be legally bound, the parties agree as follows:

        1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee an incentive stock option ("Option") to purchase from the Company, at the price of _______________ ($____) per share, _______________(_______)
               shares of the Company's authorized and unissued or reacquired shares of common stock (the "Total Number of Shares").

        2. INCENTIVE STOCK OPTION. The Option granted to Optionee pursuant to this Agreement is intended to qualify as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

        3. ADMINISTRATION. The Plan provides that it shall be administered by the Board of Directors of the Company ("Board"), or, in the board's sole discretion, by a committee ("Committee") consisting of not less than three (3) individuals appointed by the Board. Subject to the provisions of the Plan, the Board or the Committee shall have authority to construe and interpret the Plan and this Agreement, to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan and this Agreement, and to make all of the determinations necessary or advisable for administration of the Plan and this Agreement. The interpretation and construction by the Board of the Committee of any provision of this Agreement, shall be final and binding upon all parties. No member of the Board or the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or this Agreement.

        4. TERM OF OPTION. Unless earlier exercised pursuant to Section 5 below, the Option shall terminate on, and shall not be exercisable after, the expiration of the earliest of (a) ten (10) years after the Grant Date, (b) three (3) months after the date Optionee's employment with the Company and its subsidiaries terminates, if



                                       1.

               such termination is for any reason other than permanent disability or death, or (c) one (1) year after the date Optionee's employment with the Company and its subsidiaries terminates, if such termination is a result of death or permanent disability (as defined in the Plan), or if such termination is for any reason other than permanent disability of death and Optionee dies within three (3) months after the date Optionee's employment with the Company and its subsidiaries terminates.

5.      EXERCISE.

        5.1 EXERCISABILITY. Subject to the terms and conditions of this Agreement, the Option shall become exercisable with respect to such whole number of shares of common stock of the Company as shall equal not less than twenty-five percent (25%) of the Total Number of Shares one (1) year after the Grant Date and with respect to an additional whole number of shares of common stock of the Company as shall equal not less than six and one-fourth percent (6 1/4%) of the total Number of Shares at the end of each consecutive three-month period thereafter, if Optionee is still employed by the Company or one of its subsidiaries on such dates, until the Option has become exercisable with respect to the Total Number of Shares. The Option may be exercised by Optionee with respect to any shares of common stock of the Company covered by the Option at any time on or after the date on which the Option becomes exercisable with respect to such shares.

               Anything set forth in this Agreement to the contrary notwithstanding, the Option may not be exercised after the tie Optionee ceases to be an employee of the Company and its subsidiaries (irrespective of the cause) except to the extent it would have been exercisable by the Optionee at such time; and the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by Optionee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000.

        5.2 NOTICE OF EXERCISE. Optionee shall exercise the Option by delivering to the Company either in person or by certified or registered mail, written notice of election to exercise and payment in full of the purchase price as provided in Subsection
               5.3 below. The written notice shall set forth the whole number of shares with respect to which the Option is being exercised.

        5.3 PAYMENT OF PURCHASE PRICE. The purchase price for any shares of common stock of the Company with respect to which Optionee exercises this Option shall be paid in full at the time Optionee delivers to the Company the written notice of election to exercise. The purchase price shall be paid in cash or by check.



                                       2.

6. ISSUANCE OF SHARES. Promptly after the Company's receipt of the written notice of election provided for in Subsection 5.2 above and Optionee's payment in fully of the purchase price, the Company shall deliver, or cause to be delivered to Optionee, certificates for the whole number of shares with respect to which the Option is being exercised by Optionee. Shares shall be registered in the name of Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal law or regulation of the Securities and Exchange Commission or of any other federal or sate governmental body having jurisdiction shall require the Company or Optionee to take any action prior to issuance to Optionee of the shares of common stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

7. FRACTIONAL SHARES. In no event shall the Company be required to issue fractional shares upon the exercise of any portion of the Option.

8. RIGHTS AS A SHAREHOLDER. Optionee shall have no rights as a shareholder of the Company with respect any shares covered by the Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 9 below.

9. RECAPITALIZATION OR REORGANIZATION OF COMPANY. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option and the purchase price of such shares in the even of a stock dividend (but only on common stock), stock split reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised portion of the Option shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Option or issue substitute options in place thereof. Notwithstanding the foregoing, if the Option otherwise would be canceled in accordance with the preceding sentence, Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the option in whole or in part without regard to the installment exercise provisions or restrictions on exercise set forth in Subsection 5.1 hereof. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, the determination of which shall be final, biding, and conclusive, provided that the Option shall not be adjusted in a manner that causes it to fail to continue to



                                       3.

        qualify as an incentive stock option within the meaning of Section 422 of the Code.

10. NO TRANSFER OF OPTION. Optionee may not transfer all or any part of the Option except by will or the laws of descent and distribution, and the Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee.

11. INVESTMENT REPRESENTATION. Optionee hereby represents and warrants to the Company that he is acquiring the Option and the common stock subject thereto for his own account for investment and not with a view to or for sale in connection with any distribution thereof. Optionee hereby further represents and warrants to, and agrees with, the Company that, if he exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of Securities Act of 1933, as amended, a registration statement covering the shares issuable upon exercise of the Option and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, that Optionee may be required, as a condition of issuance of the shares of common stock of the Company covered by the Option, to represent to the Company that the shares issued pursuant to the exercise of the Option are being acquired for investment and without a view to distribution thereof; and that in such case the Company may place a legend on the certificate(s) evidencing the shares of the common stock of the Company issued upon exercise of the Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under said Act or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

        11.1 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

        11.2 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

        11.3 NOTICES. Any notice given pursuant to the Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed to the Company at its principal office (to the attention of its president) and to Optionee at his principal residence address on the Company's records, or at such other address as either party may designate in writing from time to time. Any notice given as provided in the preceding sentence shall be deemed delivered when given if personally served, or three (3) business days after mailing, if mailed.



                                       4.

        11.4 FURTHER ACTS. Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

        11.5 SEVERABILITY. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

        11.6 ARBITRATION. All disputes concerning the terms and conditions of this Agreement shall be subject to expedited and binding arbitration outside of the American Arbitration Association before an attorney or expert who is knowledgeable and experienced in the computer hardware and software field and who is selected by mutual agreement of the parties. A party shall commence arbitration by delivering written notice to the other party. If the parties fail to agree on an arbitrator within thirty (30) days after notice of a commencement of arbitration is delivered, each party shall select an independent individual, and the two independent individuals shall select the arbitrator. Judgment upon the award rendered in any arbitration may be entered in any court having jurisdiction of the manner.

        IN WITNESS WHEREOF, the parties have entered in to this Incentive Stock Option Agreement as of the date first above written.

"COMPANY"                               "OPTIONEE"



CONTINUUS SOFTWARE CORPORATION          ____________________________________


By: ___________________________         By _________________________________

Name: _________________________         Name: ______________________________

Title: ________________________         Title: _____________________________




                                       5.